                                                                    EXHIBIT 10.2

                          TRANSITION SERVICES AGREEMENT


         THIS TRANSITION SERVICES AGREEMENT, dated as of this 26th day of February 2001 ("Agreement") is entered into by and between BlueSuit, Inc., an Illinois corporation ("BlueSuit") and Stockwalk Group, Inc. a Minnesota corporation ("Stockwalk").

                              BACKGROUND STATEMENT

         Stockwalk was the parent company of Online Brokerage Solutions, Inc., a Minnesota corporation ("OBS"), which is engaged in the business of providing privately labeled online brokerage services for financial institutions, banks, credit unions and Internet portals.

         BlueSuit purchased all of the outstanding stock of OBS and certain assets of Stockwalk used in the OBS business, concurrently with or prior to the execution of this Agreement (the "Purchase").

         In accordance with the terms and conditions of this Agreement, and as a condition to the Purchase, Stockwalk has agreed to perform, or to cause certain of its affiliated companies to perform, certain information technology, clearance and other related services for BlueSuit until termination of this Agreement.

         In consideration of the mutual promises set forth below and other good and valuable consideration, the value and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       SERVICES

         1.1 SCOPE OF SERVICES. Throughout the "Term" (as defined in Section 6.1 below) of this Agreement, Stockwalk agrees to provide, or to cause certain of its affiliated companies to provide, BlueSuit with the specific transition services that are described on Exhibit A attached hereto (collectively, the "Services"). Stockwalk shall not be obligated to provide additional or modified services or support to BlueSuit beyond the scope of the defined term "Services". The scope of the Services provided by Stockwalk to BlueSuit hereunder may be modified from time to time only upon the mutual written agreement of the following designates of each party: Shawn Quant (Stockwalk) and Marc Berstein (BlueSuit).

         1.2 STANDARD OF CARE. Stockwalk shall use commercially reasonable efforts to provide the Services to BlueSuit hereunder using the same standard of care and general practices that are consistent with Stockwalk's provision of such Services to OBS prior to

                                 EXHIBIT 10.2-1
the date of this Agreement. Furthermore, Stockwalk shall act in good faith to provide Services to BlueSuit in a manner that is consistent with similar services provided by Stockwalk to any of its subsidiary companies or other customers. Stockwalk agrees that it shall perform the Services as well as all of its other obligations under this Agreement in compliance with all applicable federal and state laws, regulations, ordinances and codes. Other than as set forth in this Section 1.2, Stockwalk disclaims all warranties, whether expressed or implied, with respect to the Services, including without limitation, the implied warranties of merchantability and fitness for a particular purpose.

2. BLUESUIT'S RESPONSIBILITIES. BlueSuit shall reasonably cooperate with Stockwalk by, among other things, delivering or otherwise making available, in timely fashion, information in BlueSuit's control, or which BlueSuit can reasonably obtain, which is relevant and necessary to Stockwalk's effective performance of the Services hereunder.

3.       SERVICE FEES

         3.1 SERVICE FEES.

         (a) During the Term, BlueSuit shall pay Stockwalk the fees set forth on Exhibit B (collectively, the "Fees"). The Fees shall cover all the Services to be provided by Stockwalk hereunder during the Term. Monthly fixed Fees shall be payable in advance by BlueSuit upon receipt of Stockwalk's invoice therefore with any fractional month, before or after the Term, prorated based on a thirty
(30) day month.

         (b) If the parties hereunder agree to modify the scope of Services at any time during the Term of this Agreement in accordance with the terms hereof, there will be a prior written modification to the Fees. Such modification of Fees is, however, subject to the mutual written agreement of the parties, and any disputes regarding such modifications shall be resolved in accordance with the provisions of Section 6 below. Notwithstanding the foregoing, no modification of the Fees shall be effective until a written modification of the Fees shall be signed by the parties.

    3.2  PAYMENT. The Fees shall be paid by BlueSuit as set forth in Exhibit B.

4.       REGULAR AND SPECIAL MEETINGS/REPORTS AND PRIMARY CONTACTS

         4.1 REGULAR MEETINGS. On a regular basis (no less often than monthly), representatives of BlueSuit and Stockwalk shall meet, in person, to discuss the Services being provided hereunder and any breaches or alleged breaches of the terms hereof. The parties agree that the meeting date for regular meetings shall be determined within the first ten days of each month.

         4.2 PRIMARY CONTACT. Each party will designate one or more individuals to whom all communications concerning this Agreement or the Services provided hereunder may be addressed by the other party.

                                 EXHIBIT 10.2-2

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5.       TERM AND TERMINATION.

         5.1 TERM. This Agreement shall become effective as of the date first written above ("Effective Date") and shall continue for a period of six (6) months following the Effective Date ("Term") unless terminated earlier as provided below in Sections 5.2 or 5.3 below.

         5.2 EXTENSIONS. The Term of the Agreement may only be extended upon the mutual written agreement of the parties.

         5.3 EARLY TERMINATION. This Agreement may be terminated prior to the expiration of the Term:

         (a) by either party at any time if the other party breaches any material provision of this Agreement (other than payment of Fees), and such breach is not cured within thirty (30) days following the breaching party's receipt of written notice of such breach from the non-breaching party;

         (b) by BlueSuit at any time on or after the fourth month of the Term upon ten (10) days prior written notice to Stockwalk; or

         (c) by Stockwalk if BlueSuit fails to pay Fees when due, provided BlueSuit is given three (3) business days to cure such payment default following notice thereof from Stockwalk; or

         (d) by Stockwalk if Stockwalk notifies BlueSuit in writing that Stockwalk has received at least five (5) requests (identified by Stockwalk in writing) by BlueSuit for services which are beyond the scope of Services described in Exhibit B to this Agreement and BlueSuit fails to immediately act in good faith to implement commercially reasonable measures to ensure that such requests by BlueSuit beyond the scope of the Services do not continue.

         5.4 PAYMENTS UPON TERMINATION. Upon termination of this Agreement, BlueSuit shall pay Stockwalk, with respect to 5.3(a), on the effective date of such termination, and with respect to 5.3(b) and (c), on the date of the applicable notice, any accrued and unpaid Fees up to the effective date of termination, prorated for any partial month.

6.       DISPUTE RESOLUTION

         6.1 INFORMAL DISPUTE RESOLUTION. The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement through negotiation between representatives who have authority to resolve the matter. Either party may give the other party written notice of any dispute not resolved in the normal course of business, it being understood that a notice delivered by a party pursuant to Section 5.3(a)

                                 EXHIBIT 10.2-3
above shall constitute the delivery of a written notice of dispute pursuant to this Section 6.1. Within five (5) days after its receipt of the notice, the receiving party shall submit to the other party a written response. The notice and response shall each include (a) a statement of the party's position and a summary of the arguments supporting that position, and (b) the name and title of the company representative who will represent that party. Within ten (10) days following delivery of the original dispute notice the parties' respective representatives shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary to attempt to resolve the dispute. All reasonable requests for information made by either party to the other in connection with any dispute will be honored.

         6.2 ARBITRATION. If a dispute has not been resolved within thirty (30) days of the disputing party's original notice under Section 6.1, or if the parties fail to meet within the ten (10) days following such notice under
Section 6.1, then either party may initiate arbitration of the dispute. The dispute shall then be submitted to mandatory and binding arbitration in Minneapolis, Minnesota in accordance with the commercial rules and procedures of the American Arbitration Association before a single arbitrator. Judgment upon the award may be entered by any court having appropriate jurisdiction. The arbitrator shall not, however, be empowered to award damages in excess of compensatory damages. The losing party shall pay the other party's reasonable costs and expenses incurred with respect to the arbitration, including, without limitation, such other party's reasonable attorney's fees.

         6.3 LITIGATION. The only circumstance in which a dispute between the parties will not be subject to the provisions of Sections 6.1 and 6.2. above, is when a party makes a good faith determination that a breach of the terms of this Agreement by the other party is such that the damages to such party resulting from the breach will be so immediate, so large or severe, and so incapable of adequate redress after the fact that a temporary restraining order or other immediate injunctive relief is the only adequate remedy. Except for such relief, the parties shall resolve their disputes, whether or not such relief is granted, in accordance with the provisions set forth in Sections 6.1 and 6.2.

         6.4 CONTINUED PERFORMANCE. Each party agrees to continue performing its obligations under this Agreement when any dispute is being resolved under this
Section 6, unless and until such obligations are terminated by the expiration or termination of this Agreement or by order of an arbitrator or a court of competent authority under Section 6.2 or Section 6.3.

7.       LIMITATION OF LIABILITY.

         7.1 LIMITATION. IN NO EVENT SHALL EITHER PARTY, OR ITS RESPECTIVE OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES, BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, POTENTIAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS) EVEN IF A PARTLY HAS BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                                 EXHIBIT 10.2-4

         7.2 EXCLUSIONS FROM LIMITATION. The limitations on liability set forth in Section 7.1 above will not apply with respect to damages arising from or relating to (i) the willful misconduct or negligence of a party; or (ii) either party's indemnification obligations in Section 8.

8.      INDEMNITIES

         Stockwalk and BlueSuit each agree to indemnify, defend and hold harmless the other, including its respective officers, directors, employees, agents, successors, and assigns from any and all losses, liabilities, damages, judgments and expenses (including reasonable attorneys' fees and witness fees) (collectively, the "Losses") arising from or in connection with any of the following: (a) the death or bodily injury of any agent, employee, customer, business invitee, or business visitor or other person caused by the tortuous conduct of the indemnitor, its agent or employee; (b) the damage, loss or destruction of any real or tangible personal property caused by the tortuous conduct of the indemnitor, its agent or employer; and (c) any Losses asserted against the indemnitee but resulting from an act of omission of the indemnitor in its capacity as an employer of a person.

9.      CONFIDENTIALITY.

         9.1 CONFIDENTIAL INFORMATION. Each party acknowledges that the other will receive or have access to confidential or proprietary information of such party or of a third party (e.g., OBS's customers) and in such party's possession (the "Confidential Information").

         9.2 OBLIGATIONS. Each party will use at least the same degree of care to prevent disclosing to third parties the Confidential Information of the other as it employs to avoid unauthorized disclosure, publication or dissemination of its own information of a similar nature, but in no event less than a reasonable standard of care. Notwithstanding the foregoing, Stockwalk may disclose BlueSuit's Confidential Information to third parties performing Services hereunder where (i) the use of such entity is authorized under this Agreement,
(ii) such disclosure is reasonably necessary to or otherwise naturally occurs in that entity's scope of responsibility, and (iii) the disclosure is in accordance with the terms and conditions of this Agreement. Neither party will (1) make any use or copies of the Confidential Information of the other except as necessary to perform its obligations under this Agreement, (2) acquire any right in or assert any lien against the Confidential Information of the other, or (3) refuse for any reason (including a default or material breach of this Agreement by the other party) to promptly provide the other party's Confidential Information (including all copies thereof) to it if requested in writing to do so. Upon the expiration or termination for any reason of this Agreement, and except as otherwise required by law, each party shall (except as otherwise provided in this Agreement), return or destroy, as the other may direct, all documentation in any medium that contains, refers to, or relates to the other party's Confidential Information, and retain no copies. In addition, the parties shall take reasonable steps to ensure that their

                                 EXHIBIT 10.2-5
employees comply with these confidentiality provisions. The steps taken by a party to ensure such compliance will be deemed reasonable if they are no less onerous than the steps taken by the other party.

         9.3 The obligations of this Section 9 will not apply to any particular information which either party can demonstrate: (i) was, at the time of disclosure to it, in the public domain; (ii) after disclosure to it, is published or otherwise becomes part of the public domain through no fault of the receiving party; (iii) was rightfully in the possession of the receiving party at the time of disclosure to it and such receiving party is not otherwise subject to any other obligation of confidentiality with respect to such information; (iv) is received from a third party who had a lawful right to disclose such information to it; or (v) was independently developed by the receiving party without reference to Confidential Information of the furnishing party. In addition, a party shall not be considered to have breached its obligations under this Section 9 for disclosing Confidential Information of the other party as required to satisfy any legal demand of a government, judicial or administrative body; provided, however, that, promptly upon receiving any such request and to the extent that it may legally do so, such party advises the other party so that the other party may take appropriate actions in response to the demand.

         9.4 In the event of any disclosure or loss of, or inability to account for, any Confidential Information of the furnishing party, the receiving party will notify the furnishing party promptly upon the occurrence of any such event.

         9.5 Nothing contained in this Agreement shall be construed as obligating a party to disclose its Confidential Information to the other party, or as granting to or conferring on a party, expressly or impliedly, any rights or license to the Confidential Information of the other party.

         9.6 Nothing in this Agreement shall be construed to prevent either party from obtaining, developing or using services or products itself or provided by a third party as permitted by this Agreement which are similar or competitive with the services and/or products furnished under this Agreement or from using ideas, concepts, expressions, skills or experience possessed by either party prior to, or developed or learned by either party in the performance of this Agreement, except to the extent inconsistent with the terms of this Agreement or the Purchase Agreement.

10.      GENERAL PROVISIONS

         10.1 BINDING NATURE AND ASSIGNMENT. This Agreement shall be binding on each of the parties and its respective successors and permitted assigns. Except as provided below, neither party may assign this Agreement or any rights or obligations created herewith in whole or in part to any third party without the prior written consent of the other, and any attempt to do so will be void and of no effect. Either party may assign its rights and obligations under this Agreement with the prior written approval of the other party to (i) a third party that acquires all or substantially all of the assets or stock of the assigning party, (ii) any subsidiary or affiliate of the assigning party, or
(iii) a

                                 EXHIBIT 10.2-6
successor in a merger or acquisition of the assigning party; provided, however, that in no event shall such assignment relieve the assigning party of any of its obligations under this Agreement. For the purposes of this Section 10.1, any assignment by operation of law or under an order of any court shall be deemed an assignment for which prior written consent is required, and any assignment made without such consent shall be void and of no effect as between the parties.

         10.2 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the Purchase Agreement constitute the entire agreement between the parties, and supersedes all other prior or center contemporaneous communications between the parties (whether written or oral), with respect to the subject matter contained in this Agreement. No modification or amendment of this Agreement will be effective unless made in a writing executed by both parties.

         10.3 NOTICES. All notices required or permitted under this Agreement (other than routine operational communications) shall be in writing and shall be deemed received if sent by one of the following means: (i) upon receipt if delivered by hand; (ii) one (1) day after being sent by an express courier with a reliable system for tracking delivery; (iii) three (3) days after being sent by certified or registered first class mail, postage prepaid and return receive requested; or (iv) upon confirmed facsimile transmission provided that a copy is sent by another of the foregoing means all notices will be addressed by a party to the other as follows:

         In the case of Stockwalk:

                  Stockwalk Group, Inc,
                  5500 Wayzata Blvd.
                  Suite 800
                  Minneapolis, MN 55416
                  Attn:  Philip T. Colton, Esq.
                  Facsimile:  (763) 542-3591

         In the case of BlueSuit:
                  BlueSuit, Inc.
                  Attn:  Mr. Ryan Lanham
                  150 S. Wacker Drive
                  Suite 2520
                  Chicago, IL 60606
                  Facsimile:  (312) 373-7003

              A party may change its address from time to time upon prior written notice to the other specifying the effective date of the new address.

         10.4 HEADINGS. The section headings contained in this Agreement are for reference and convenience only and shall not enter into the interpretation of this Agreement.

                                 EXHIBIT 10.2-7

         10.5 RELATIONSHIP OF THE PARTIES. Stockwalk, in furnishing Services to BlueSuit hereunder, is acting as an independent contractor and has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all Services to be performed by Stockwalk under this Agreement. Neither Stockwalk or BlueSuit is an agent, partner, joint venturer or fiduciary of the other party and neither has the authority to represent the other party as to any matters or to bind the other party to any third parties, except as expressly authorized in this Agreement.

         10.6 SEVERABILITY. In the event that any provision of this Agreement is found to be unenforceable under applicable law, the parties agree to replace such provision with a substitute provision that most nearly reflects the original intentions of the parties and is enforceable under applicable law, and the remainder of this Agreement shall continue in full force and affect.

         10.7 WAIVER OF DEFAULT; CUMULATIVE REMEDIES.

              (a) A delay or omission by either party hereto to exercise any right or power under this Agreement shall not be construed to be a waiver hereof. A waiver by either party under this Agreement will not be effective unless it is in writing and signed by the party granting the waiver. A waiver by a party of a right under, or breach of, this Agreement will not be construed to operate as a waiver of any other or successive rights under, or breaches of, this Agreement.

              (b) Except as otherwise expressly provided in this Agreement, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise.

         10.8 THIRD PARTY BENEFICIARIES. This Agreement is entered into solely between, and may be enforced only by, BlueSuit and Stockwalk. This Agreement shall not be deemed to create any rights in any third parties, including any suppliers and customers of a party, or to create any obligations of a party to any third parties. Notwithstanding the foregoing, the parties recognize that the Services may include services performed by third parties affiliated with Stockwalk.

         10.9 PUBLICITY AND ADVERTISING. The parties agree that any notices or disclosures to third parties concerning this Agreement or the Services shall be jointly coordinated and approved in advance by both parties. In addition, neither party shall use the corporate name or any brand or proprietary name, mark or logo of the other party for any advertising or promotional purpose without first submitting such advertising or promotional materials to the other party and obtaining the prior written consent of such party. Each party agrees to provide prompt and timely turnaround, not to exceed five (5) business days, of all such materials submitted to it by the other party hereto.

                                 EXHIBIT 10.2-8

        10.10 FORCE MAJEURE. No party shall be liable for any default or delay in the performance of its obligations under this Agreement due to an act of God or other event to the extent that: (i) the non-performing party is without fault in causing such default or delay; (ii) such default or delay could not have been prevented by reasonable precautions; and (iii) such default or delay not reasonably be circumvented by the non-performing party through the use of alternate sources, work around plans or other means.

         10.11 CHOICE OF LAW. This Agreement, and the rights and duties of the parties arising from or relating to this Agreement or its subject matter, shall be construed in accordance with the laws of the State of Illinois, without regard to its conflicts of laws provisions.

         10.12 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         10.13 JOINTLY DRAFTED. This Agreement represents the joint drafting efforts of the parties and shall not be construed more strictly against one party than the other.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as of the Effective Date.

STOCKWALK GROUP, INC.      BLUESUIT, INC.


By:      s/ Philip T. Colton                By:      s/ Martin J. Ward
     ------------------------------            ------------------------------

Name:    Philip T. Colton                   Name:    Martin J. Ward
     ------------------------------            ------------------------------

Title:   SRVP/General Counsel               Title:   SVP/General Counsel
     ------------------------------             ------------------------------

Date:    2/26/01                            Date:    2/26/01
     ------------------------------             -------------------------------

                                 EXHIBIT 10.2-9

                                    EXHIBIT A

                         TRANSITION SERVICES DESCRIPTION



         This Exhibit A is attached to and incorporated into that certain Transition Services Agreement between Stockwalk Group, Inc. ("Stockwalk") and BlueSuit, Inc. ("BlueSuit") dated February 26, 2001 (the "Agreement"). All terms not otherwise defined in this Exhibit have the meanings ascribed to them in the Agreement.


1.  INFORMATION TECHNOLOGY SERVICES


a.  Automated Financial Services

Stockwalk will provide certain automated financial services, including without limitation, account inquiry, real time quotes, order entry and order status services, during the Term. Such automated financial services will be the same or substantially similar service used by OBS in the operation of its business prior to BlueSuit's purchase of OBS's assets.


b.  Miscellaneous Services

Stockwalk will provide miscellaneous services consisting of hosting, change management and general administration in accordance with the service levels set forth herein.

         (1) HOSTING. Throughout the Term, Stockwalk will provide hosting services to OBS consistent with hosting services historically provided to OBS. Stockwalk will host OBS private label customers using a name-based secure virtual host. OBS private label customers will share secure trading on the same IP addresses. Stockwalk shall cooperate and assist OBS with the coordination and orderly transfer of the domain names identified in the Purchase Agreement and with reissuing and revoking, as the case may be, of any associated Verisign security certificates. Stockwalk will continue to maintain the OBS marketing website and will make reasonable changes to the material posted on the marketing website under the terms specified for change management in Section 2 below, provided that the parties agree that the content of the OBS marketing website shall remain substantially static throughout the Term.

         (2) CHANGE MANAGEMENT SERVICES. Stockwalk shall perform change management services during the Term. Change management services include updates to static content on the web sites. Such updates shall include bug fixes and content changes such as press releases and limited marketing changes, but do not include feature additions or functionality changes. In order to process a change, OBS shall initiate a change management requisition to Stockwalk, who will then assign the request a number and put it in a "project queue". Change requisitions will be permitted only from designated BlueSuit persons only. OBS hereby designates Marc Berstein. Stockwalk shall

                                EXHIBIT 10.2-10
implement standard change management requests within two days. Stockwalk's implementation of non-standard change management requests shall be a reasonable time frame, taking into consideration the nature of the specific project. Change management services will not include rebranding of sites, including the marketing site.

         (3) TECHNICAL ADMINISTRATION. Stockwalk will perform general administration services on a day-to-day basis. One such general administrative service that Stockwalk shall continue to perform shall be archiving OBS's content on its web site so that OBS can, if required, show what the web site looked like on any given day. Such files will be archived for a period of one
(1) year following termination of this Agreement.

         (4) SERVICE LEVELS. The following performance standards shall be applicable to the OBS and other hosted customer sites provided by Stockwalk pursuant to the Agreement:

          A. Service Availability. The Services general shall be available to OBS and its customers in an amount no less than is standard in the industry, excluding "Maintenance". Maintenance is defined as scheduled Stockwalk services outages for Services maintenance or upgrades of which OBS is notified at least 24 hours in advance, so long as such outages are scheduled for low-usage time periods and do not exceed a total of 10 hours in any 30 day period.

          B. Response Time. Stockwalk shall use its best efforts to maintain a mean response time for server response to access the Services in accordance with generally acceptable industry standards.

          C. Security. Stockwalk shall prevent unauthorized access to restricted areas of its servers and any databases or other sensitive material generated from or used in conjunction with the Services. In addition, Stockwalk shall immediately notify OBS of any known security breaches or holes in the Service or any hosted site.

          D. Error Correction. Stockwalk shall resolve any errors with the Services under its control (including, without limitation, any JavaScript's or ActiveX controls used in connection with such pages) that cause such Services not to be able to perform one or more major functions within 24 hours of the earlier of its discovery of the error or OBS's notice of the error. Stockwalk shall resolve all other errors with such Services within seven
               (7) days of the earlier of its discovery of the error or OBS's notice of the error.

          E. Browser Compatibility. The Services shall initially be compatible with Netscape Navigator 3.X and 4.X and Microsoft Internet Explorer 3.X and 4.X.

                                EXHIBIT 10.2-11

          F. Customer Support. Stockwalk will make available to OBS representatives computers, telephones and call routing technology, space for up to 3 cubicles/desks for four (4) customer service representatives, and all other equipment, data and support reasonably necessary for OBS representatives to perform customer service functions necessary to the conduct of the OBS customer support business as the same has been performed by OBS prior to the date hereof.

C.  PROJECT BASED SERVICES

              (1) Stockwalk will assist with the implementation of the iHilal Phase 1 only (private label), FLS (grey label) and Milepoint (private label) site projects. Stockwalk will further complete the GMAC Investment Services (private label) and Metavante (grey label) site projects which are in the sales process as of the date hereof. Except with respect to the iHilal implementation, each implementation shall be a standard grey label or private label as designated above. Grey label sights will be consistent with the Digital Insight site. Private label sites will be consistent with the Lifetime Fitness site. The iHilal site will be the only customized site.


         (2) FINANCIAL INSTITUTIONS. Stockwalk will add additional end user financial institutions during the Term upon request from OBS. Stockwalk shall add each financial institution within three days of request from OBS. Fees for additional financial institutions shall be as set forth in Exhibit B.

         (3) IMPLEMENTING FUNCTIONALITY. Stockwalk will reasonably cooperate and provide reasonable assistance to OBS with the knowledge transfer necessary to recreate OBS's private label functionality into BlueSuit's Blue Martini platform. . Stockwalk will provide such implementation services on an hourly basis for the fees set forth in Exhibit B. Stockwalk shall provide BlueSuit with detailed definitions of the specific content that is customizable on the OBS private label platform. Stockwalk shall provide BlueSuit with parameterized information and specifications so that BlueSuit is capable of creating the same functionality and parameters with the same level of customization on BlueSuit's Blue Martini platform. Within a reasonable period of time not to exceed fifteen business (15) days following the execution of the Agreement, Stockwalk shall provide such parameters and specifications to BlueSuit in a global document describing the standard functionality of a private-label or grey-label sites and then an individual document for each customized private-label and grey-label implementation that identifies what functionality was delivered for each version.

2.        CALL CENTER

Stockwalk agrees to make available the equipment and services necessary to allow OBS call center representatives to provide customer service to OBS Customers. Stockwalk agrees to make available, as soon as reasonably practical following the date hereof, the Stockwalk IT Conference Room located on the 6th floor of the Colonnade Building to

                                EXHIBIT 10.2-12
accommodate the OBS call center in Minnesota (the "Call Center Space"). The Call Center Space shall be kept in a clean and orderly appearance and condition and may be inspected by Stockwalk employees during normal hours of operation. The Stockwalk service to OBS customers shall be Monday-Friday with office hours between the hours of 6:00 a.m. and 9:00 p.m. Central Standard Time and time on Saturday between the hours of 7:00 a.m. and 1:00 p.m. Central Standard Time. Stockwalk information technology services shall be performed between the hours of 6:00 a.m. and 5:30 p.m. Central Standard Time Monday-Friday in accordance with the Fees set forth in Exhibit B. Stockwalk will charge BlueSuit the Fees for the call center service and for the space described herein as set forth in Exhibit B on a cost pass-through basis. Services provided outside of normal business hours will be billed to BlueSuit on an hourly basis. In addition to the Call Center Space, BlueSuit shall be entitled to occupy and use its existing space located on the 14th floor of the Colonnade Building until March 12, 2001 (the "Additional Space").

3.  COMPLIANCE

BlueSuit shall be responsible for its own compliance obligations. Notwithstanding the foregoing, Stockwalk will reasonably assist BlueSuit with the immediate transfer of compliance obligations from Stockwalk to BlueSuit. Without limiting the generality of the foregoing, Stockwalk shall cooperate with BlueSuit in transferring to BlueSuit the NASD registrations of Call Center personnel performing services for BlueSuit customers.


4.  CLEARING

The clearing relationship in effect between OBS and MJK Clearing, Inc., prior to the Closing of the Purchase shall remain in effect between MJK Clearing , Inc. and BlueSuit following the Closing of the Purchase in all material respects. However, Stockwalk shall reasonably assist BlueSuit during BlueSuit's conversion and migration of customer accounts to a new clearing corporation, including, without limitation, assistance with the transfer of customer records and assets from Stockwalk to BlueSuit.

5. ADDITIONAL SERVICES. Stockwalk and BlueSuit acknowledge they have used their best efforts to provide for all significant elements of the relationship contemplated in the Agreement and this Exhibit A. Stockwalk and BlueSuit agree to use their best efforts and operate in good faith to amicably and reasonably resolve any unforeseen elements as this relationship develops subject to the limitations set forth in the Agreement.


                                EXHIBIT 10.2-13

                                    EXHIBIT B

                            TRANSITION SERVICES FEES

This Exhibit B is attached to and incorporated into that certain Transition Services Agreement between Stockwalk Group, Inc., a Minnesota corporation ("Stockwalk") and BlueSuit, Inc., an Illinois corporation ("BlueSuit") dated February 26, 2001 (the "Agreement"). All terms not otherwise defined in this Exhibit have the meanings ascribed to them in the Agreement.

In consideration for the performance of Stockwalk's Services hereunder, BlueSuit shall pay Stockwalk in accordance with the fee schedule below.

         FEES:

AUTOMATED FINANCIAL SERVICES: Stockwalk will pass through to BlueSuit any automated financial services fees that Stockwalk incurs, without mark-up. Currently Stockwalk pay AFS $.04/quote and $1.00/transaction, subject to a minimum of $7,500/month. Thus, BlueSuit's cost will not be less than $7,500/mo.

HOSTING: Stockwalk will charge BlueSuit $2,350/mo. for rack space plus $500/mo. for data transfer fees for a total of $2,850/mo.

CHANGE MANAGEMENT/TECHNICAL ADMINISTRATION SERVICES: BlueSuit will pay Stockwalk a monthly Fee equal to $6,000 (based on 2 hours a day at $150/hr.) for Change Management/Technical Administration Services as described in Exhibit A.

SERVICES LEVELS: No additional fees or charges.

CALL CENTER: Stockwalk will charge BlueSuit $1,378 a month for the Call Center Space and $840 a day for the Additional Space.

PROJECT BASED SERVICES: Stockwalk will charge $9,000 for each private label and grey label site. Stockwalk will charge $500 for each standard FI site. Services to be performed per the terms of the agreement which require deviations from the standard product offerings set forth above will be billed at the rate of $165/hour.

IMPLEMENTING FUNCTIONALITY: Stockwalk will charge $165/hour for all implementing functionality work.

COMPLIANCE: No additional fees.

CLEARING: No additional fees for ongoing support. BlueSuit will pay Stockwalk an amount equal to $20,000 following Stockwalk transfer of OBS customer accounts to the clearing organization to be identified by BlueSuit.

TELESCAN: BlueSuit shall pay Stockwalk a monthly fee equal to $5,000 or one-half of the actual fee charged to Stockwalk for Telescan services, whichever is greater.


                                EXHIBIT 10.2-14